EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Richfood Holdings, Inc.:

We consent to incorporation by reference in the registration statement on Form S-3 of Richfood Holdings, Inc. of our report dated June 10, 1996, relating to the consolidated statements of earnings, shareholders' equity, cash flows and financial statement schedule of Richfood Holdings, Inc. and subsidiaries for the fiscal year ended April 27, 1996, which report is included in the May 2, 1998 annual report on Form 10-K of Richfood Holdings, Inc., incorporated by reference in the registration statement. The consolidated financial statements give effect to the merger on October 15, 1995 of a wholly-owned subsidiary of Richfood Holdings, Inc. with and into Super Rite Corporation, which has been accounted for using the pooling of interests method as described in note 2 to the consolidated financial statements.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                                /s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
September 30, 1998